UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      July 29, 2003

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 7.  Financial Statements and Exhibits

     (c) Exhibits

         99.03  Text of press release dated July 29, 2003.


ITEM 12. Disclosure of Results of Operations and Financial Condition

     On July 29, 2003, Monarch Casino & Resort, Inc. (the "Company") issued a press release announcing the Company's earnings for the second quarter ended June 30, 2003. The earnings press release is attached as Exhibit 99.03 to this Form 8-K.

     The earnings release contains non-GAAP financial measures. For purposes of regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the Statement of Income, Balance Sheet or Statement of Cash Flows (or equivalent statements) of the issuer, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable financial measures.

     EBITDA is presented in the earnings release because management believes that it is of interest to its investors and is frequently used by analysts and others in the evaluation of companies in our industry.

     "EBITDA" consists of net income plus provision for income taxes, other expenses (income) and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.














                                     -2-
                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.
                                          (Registrant)


Date:    July 30, 2003                   By:  /s/ Ben Farahi
                                              -------------------------------
                                          Name:   Ben Farahi
                                          Title:  Chief Financial Officer,
                                                  Treasurer and Secretary











































                                     -3-
                                                                 Exhibit 99.03

                                PRESS RELEASE

             MONARCH CASINO & RESORT, INC. REPORTS SECOND QUARTER
                RECORD RESULTS FOR QUARTER ENDED JUNE 30, 2003


     RENO, NV -July 29, 2003- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) today announced record second quarter net income, earnings per share, casino revenue, hotel revenue and net revenue results for the second quarter ended June 30, 2003. The Company reported net income of $2,331,109, or $0.25 per share (diluted), an increase of approximately 3.5% from the $2,252,166 net income, or $0.24 per share (diluted), for the same period last year. Each of the Company's revenue centers experienced gains during the three months ended June 30, 2003 over the three months ended June 30, 2002: Casino revenue was $18,614,452, a 4.5% increase from $17,817,343; Hotel revenue increased 11.8% from $4,927,946 to $5,507,037; Food and Beverage, $8,736,201, and Other,
$993,048, revenue centers increased 4.3% and 5.8%, respectively. Net revenue for the current three-month period was $29,079,050, an increase of 5.2% when compared to $27,628,872 for the second quarter ended June 30, 2002. EBITDA (1) for the current three-month period was $6,927,868, a decrease of 5.6% from the $7,334,969 EBITDA during the same period in 2002. Although net revenue increased, the decrease in EBITDA was primarily due to lower hold percentages at our table games and to higher marketing and promotional costs as well as costs of litigation against the City of Reno and other third parties.

     John Farahi, Co-chairman and Chief Executive Officer of Monarch commented on the results: "Despite experiencing factors that negatively impacted our cash flow, we again achieved record second quarter net income, earnings per share, casino revenue, hotel revenue and net revenue of which we are very proud. In addition, we continued to significantly reduce our debt load which, combined with lower interest rates, resulted in a marked reduction in interest expense." The Company incurred 34.4% less interest expense during the second quarter of 2003 compared to the second quarter of 2002, while reducing its debt outstanding by $13.1 million over the same period from $66.3 million to $53.2 million, and by $7.0 million since December 31, 2002. Mr. Farahi concluded, "We are pleased with our improving results and are confident with the direction in which the Company is heading. I would like to thank the entire Atlantis team for their effective efforts, as well as the continued loyalty of our guests."

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is the closest hotel-casino to and is directly across the street from the Reno-Sparks Convention Center, which completed a $105 million expansion and renovation in August 2002. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site, which offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge, has been given approval by the City of Reno to build an additional 500 hotel rooms with expansion of the casino and other amenities. The tropically-themed Atlantis

                                     -4-
features approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,500 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, (ii) market share of the Company operations, (iii) the financial benefits that may result from future operations (iv) the and recent opening and impact on operations of the expanded convention center. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.


Contacts:  Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
           Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

     For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.



































                                     -5-
                        Monarch Casino & Resort, Inc.
                 Condensed Consolidated Statements of Income

                                         Three Months Ended            Six Months Ended
                                              June 30,                     June 30,
                                    --------------------------    --------------------------
                                        2003          2002            2003          2002
                                    ------------  ------------    ------------  ------------
                                     (unaudited)   (unaudited)     (unaudited)   (unaudited)
Revenues
  Casino........................... $ 18,614,452  $ 17,817,343    $ 36,354,157  $ 34,396,657
  Food and beverage................    8,736,201     8,373,075      16,947,609    16,376,641
  Hotel............................    5,507,037     4,927,946      10,223,215     9,306,862
  Other............................      993,048       938,433       1,878,793     1,769,036
                                    ------------  ------------    ------------  ------------
     Gross revenues................   33,850,738    32,056,797      65,403,774    61,849,196
  Less promotional allowances......   (4,771,688)   (4,427,925)     (9,156,796)   (8,424,123)
                                    ------------  ------------    ------------  ------------
     Net revenues..................   29,079,050    27,628,872      56,246,978    53,425,073
                                    ------------  ------------    ------------  ------------
Operating expenses
  Casino...........................    7,358,723     6,838,392      14,484,826    13,376,186
  Food and beverage................    4,475,173     4,295,114       8,598,911     8,544,621
  Hotel............................    1,738,320     1,578,549       3,384,299     3,096,162
  Other............................      308,676       296,096         613,242       617,928
  Selling, general and
   administrative..................    8,270,290     7,285,752      16,122,474    14,401,907
  Depreciation and amortization....    2,716,420     2,556,368       5,316,829     5,103,270
                                    ------------  ------------    ------------  ------------
     Total operating expenses......   24,867,602    22,850,271      48,520,581    45,140,074
                                    ------------  ------------    ------------  ------------
     Income from operations........    4,211,448     4,778,601       7,726,397     8,284,999
                                    ------------  ------------    ------------  ------------
Other expenses
  Interest expense.................      683,139     1,042,149       1,414,361     2,160,139
  Other............................           -        225,000              -        225,000
                                    ------------  ------------    ------------  ------------
     Total other expenses..........      683,139     1,267,149       1,414,361     2,385,139
                                    ------------  ------------    ------------  ------------
     Income before income taxes....    3,528,309     3,511,452       6,312,036     5,899,860
Provision for income taxes.........    1,197,200     1,259,286       2,143,000     2,062,610
                                    ------------  ------------    ------------  ------------
     Net income.................... $  2,331,109  $  2,252,166    $  4,169,036  $  3,837,250
                                    ============  ============    ============  ============

Earnings per share of common stock
   Net income
    Basic.......................... $       0.25  $       0.24    $       0.44  $       0.41
    Diluted........................ $       0.25  $       0.24    $       0.44  $       0.40

Weighted average number of common
   shares and potential common
   shares outstanding
    Basic..........................    9,331,877     9,451,323       9,399,716     9,443,841
    Diluted........................    9,361,060     9,521,513       9,431,942     9,513,290










                                     -6-
                        Monarch Casino & Resort, Inc.
                    Condensed Consolidated Balance Sheets

                                                       June 30,      December 31,
                                                         2003            2002
                                                    -------------    -------------
                                                     (Unaudited)
ASSETS

Current assets
  Cash............................................  $   7,322,499    $   9,961,484
  Receivables, net................................      3,221,768        2,724,726
  Inventories.....................................      1,006,439          993,260
  Prepaid expenses................................      2,038,286        2,138,084
  Prepaid federal income taxes....................        278,278          176,321
  Deferred income taxes...........................        492,457          492,457
                                                    -------------    -------------
     Total current assets.........................     14,359,727       16,310,011
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,226,913        3,191,371
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................      6,304,642        6,262,903
  Furniture, fixtures and equipment...............     59,711,366       58,086,570
                                                    -------------    -------------
                                                      158,537,989      156,835,912
  Less accumulated depreciation and amortization..    (59,786,172)     (55,985,653)
                                                    -------------    -------------
     Net property and equipment...................     98,751,817      100,850,259
                                                    -------------    -------------
Other assets, net.................................        223,318          319,817
                                                    -------------    -------------
     Total assets.................................  $ 113,334,862    $ 117,480,087
                                                    =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Current maturities of long-term debt............  $  53,242,336    $   8,279,095
  Accounts payable................................      5,593,567        6,227,124
  Accrued expenses................................      6,177,789        6,146,440
                                                    -------------    -------------
     Total current liabilities....................     65,013,692       20,652,659

Long-term debt, less current maturities...........             -        52,000,000

Deferred income taxes.............................      5,053,586        4,526,744

Commitments and contingencies

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 9,536,275 issued;
   9,336,995 outstanding at 06/30/2003,
   9,474,830 outstanding at 12/31/2002............         95,363           95,363
  Additional paid-in capital......................     17,438,757       17,381,517
  Treasury stock,
   199,280 shares at 06/30/2003, 61,445 shares
   at 12/31/2002, at cost.........................     (1,462,068)        (202,692)
  Retained earnings...............................     27,195,532       23,026,496
                                                    -------------    -------------
     Total stockholders' equity...................     43,267,584       40,300,684
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 113,334,862    $ 117,480,087
                                                    =============    =============

                                     -7-

                        Monarch Casino & Resort, Inc.
                  Reconciliation of Net Income to EBITDA (1)

                                       Three Months Ended           Six Months Ended
                                            June 30,                    June 30,
                                     -----------------------     ------------------------
                                        2003        2002            2003         2002
                                     (unaudited) (unaudited)     (unaudited)  (unaudited)
                                     ----------- -----------     -----------  -----------
Net income.........................  $2,331,109  $2,252,166      $ 4,169,036   $3,837,250
Adjustments:
  Provision for income taxes.......   1,197,200   1,259,286        2,143,000    2,062,610
  Stock transaction expense........           -     225,000                -      225,000
  Interest expense.................     683,139   1,042,149        1,414,361    2,160,139
  Depreciation and amortization....   2,716,420   2,556,368        5,316,829    5,103,270
                                     ----------- -----------     -----------  -----------
EBITDA (1)                           $6,927,868  $7,334,969      $13,043,226  $13,388,269
                                     =========== ===========     ===========  ===========


     (1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income) and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.

























                                     -8-